Manchester Pharmaceuticals, LLC

Financial Statements
Years Ended December 31, 2013 and 2012

The report accompanying these financial statements was issued by BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO International Limited, a UK company limited by guarantee.

Manchester Pharmaceuticals, LLC

Financial Statements
Years Ended December 31, 2013 and 2012

Manchester Pharmaceuticals, LLC

Contents

Tel:212-885-8000 Fax:212-697-1299 www.bdo.com	100 Park Avenue New York, NY 10017

Independent Auditor’s Report

To the Board of Directors
Manchester Pharmaceuticals, LLC
New York, New York

We have audited the accompanying financial statements of Manchester Pharmaceuticals, LLC, which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in members’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manchester Pharmaceuticals, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

June 9, 2014

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Manchester Pharmaceuticals, LLC

Balance Sheets

December 31,	2013	2012
Assets
Current:
Cash and cash equivalents	$159,335	$196,677
Accounts receivable, net	468,400	374,880
Inventories	202,030	31,930
Prepaid expenses and other current assets	135,307	112,070
Total Current Assets	965,072	715,557
Property and Equipment, Net	3,340	-
	$968,412	$715,557
Liabilities and Members’ Deficit
Current Liabilities:
Accounts payable	$127,145	$25,799
Rebate accrual	43,154	42,690
Total Current Liabilities	170,299	68,489
Other Liabilities	1,522,063	1,480,866
Total Liabilities	1,692,362	1,549,355
Commitments and Contingencies
Members’ Deficit:
Accumulated deficit	(723,950)	(833,798)
	$968,412	$715,557

See accompanying notes to financial statements.

Manchester Pharmaceuticals, LLC

Statements of Operations

Year ended December 31,	2013	2012
Revenues:
Sales, net	$4,393,822	$3,777,027
Operating Expenses:
Cost of sales	438,898	342,283
Selling, general and administrative	397,577	418,984
Research and development	100,000	-
Total Operating Expenses	936,475	761,267
Operating Income	3,457,347	3,015,760
Other Income	57	158
Net Income	$3,457,404	$3,015,918

See accompanying notes to financial statements.

Manchester Pharmaceuticals, LLC

Statements of Changes in Members’ Deficit

Years ended December 31, 2013 and 2012
Balance, December 31, 2011	$(564,316)
Capital distributions	(3,285,400)
Net income	3,015,918
Balance, December 31, 2012	(833,798)
Capital distributions	(3,347,556)
Net income	3,457,404
Balance, December 31, 2013	$(723,950)

See accompanying notes to financial statements.

Manchester Pharmaceuticals, LLC

Statements of Cash Flows

Year ended December 31,	2013	2012
Cash Flows From Operating Activities:
Net income	$3,457,404	$3,015,918
Adjustments to reconcile net income to net cash provided by operating activities:
Tax expense	41,197	41,197
Changes in operating assets and liabilities:
Accounts receivable	(93,520)	119,067
Inventory	(170,100)	143,740
Prepaid and other current assets	(23,237)	26,375
Accounts payable and rebate accrual	101,810	(7,165)
Net Cash Provided By Operating Activities	3,313,554	3,339,132
Cash Flows From Investing Activities:
Purchase of property and equipment	(3,340)	-
Cash Flows From Financing Activities:
Repayment of member loan	-	(24,500)
Members’ distributions	(3,347,556)	(3,285,400)
Net Cash Used In Financing Activities	(3,347,556)	(3,309,900)
Net (Decrease) Increase in Cash and Cash Equivalents	(37,342)	29,232
Cash and Cash Equivalents, Beginning of Year	196,677	167,445
Cash and Cash Equivalents, End of Year	$159,335	$196,677

See accompanying notes to financial statements.

Manchester Pharmaceuticals, LLC

Notes to Financial Statements

1. Description of the Company

Manchester Pharmaceuticals, LLC (the “Company”) was initially formed on May 5, 2011 as a limited liability company in the state of California and operations were initiated during 2011. Prior to this date, the Company operated as Manchester Pharmaceuticals, Inc. One of the members of the newly formed company was the shareholder of Manchester Pharmaceuticals, Inc., and as part of the formation of the new company, this member contributed cash as well as the internally developed product asset which was recorded at the carry-over basis. The Company is a specialty pharmaceutical company focused on the identification, development, FDA approval and commercialization of new therapeutic modalities to address the special needs of patients with ultra-rare diseases. The Company’s primary products are Chenodal® (chenodiol tablets) and Vecamyl™ (mecamylamine tablets).

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less. Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed Federally-insured limits. The Company has had interest-bearing cash accounts that are not insured. The Company has never experienced losses related to these balances. All of the Company’s noninterest-bearing cash balances were fully insured at December 31, 2013 and 2012.

Accounts Receivable, Net

Accounts receivable are reported net of an allowance for doubtful accounts and sales discounts. The Company’s assessment of the allowance for doubtful accounts is based on several factors, including the overall creditworthiness of the customer, existing economic conditions, and the amount and age of past due accounts. At December 31, 2013 and 2012, no allowance for doubtful accounts was considered necessary.

Prepaid and Other Current Assets

Prepaid and other current assets include prepaid insurance expenses and prepaid facility fees. The Company recognizes these assets into expense over the period of the respective term of the arrangement.

Manchester Pharmaceuticals, LLC

Notes to Financial Statements

Inventories

Inventories are stated at the lower of cost or estimated realizable value. The Company determines the cost of inventory using the first-in, first-out, or FIFO, method. The Company periodically analyzes its inventory levels to identify inventory that may expire prior to expected sale or has a cost basis in excess of its estimated realizable value, and writes down such inventories as appropriate. In addition, the Company’s products are subject to strict quality control and monitoring which the Company’s manufacturers perform throughout its manufacturing process. Management has evaluated the current level of inventory considering historical trends and other factors and, based on its evaluation, no allowance for obsolete inventory was considered necessary as of December 31, 2013 and 2012.

Property and Equipment

Property and equipment are recorded at cost. The cost of maintenance and repairs, which are not significant improvements, are expensed when incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Income Taxes

The Company is a limited liability company and, therefore, is not a tax-paying entity for federal income tax purposes. Accordingly, a provision for federal income taxes has not been recorded in the accompanying financial statements. Partnership income or losses are reflected in the members’ individual or corporate income tax returns in accordance with their ownership percentages.

The Company performed a review of its material tax positions in accordance with recognition and measurement standards established by Accounting Standards Codification (“ASC”) 740-10, “Income Taxes”. This topic prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by the taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate audit settlement. Interest and penalties related to income tax matters are included in selling, general and administrative costs.

The Company files income tax returns on a calendar basis and its returns for 2011, 2012, and 2013 (upon filing) are subject to examination by the Internal Revenue Service and state taxing authorities.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, inventory and accounts payables approximated fair value due to the short maturity of these financial instruments.

Manchester Pharmaceuticals, LLC

Notes to Financial Statements

Revenue Recognition

Product sales consist of U.S. sales of Chenodal and Vecamyl. Revenue from product sales is recognized when persuasive evidence of an arrangement exists, title to product and associated risk of loss have passed to the customer, the price is fixed or determinable, collection from the customer is reasonably assured, the Company has no further performance obligations, and returns can be reasonably estimated. The Company records revenue from product sales upon delivery to its customer. The Company sells Chenodal and Vecamyl in the United States to a specialty pharmacy. Under this distribution model, the specialty pharmacy distributor takes title of the inventory FOB shipping point and sells directly to patients.

Government Rebates and Chargebacks

The Company estimates reductions to product sales for Medicaid programs, and for certain other qualifying federal and state government programs. Based upon the Company's contracts with government agencies, statutorily-defined discounts applicable to government-funded programs, historical experience, and estimated payer mix, the Company estimates and records an allowance for rebates and chargebacks. The Company's liability for Medicaid rebates consists of estimates for claims that a state will make for a current quarter, claims for prior quarters that have been estimated for which an invoice has not been received, and invoices received for claims from prior quarters that have not been paid. The Company's customer charges the Company for the difference between what they pay for the products and the ultimate selling price.

Distribution-Related Fees

The Company has written contracts with its customer that include terms for distribution-related fees. The Company estimates and records distribution and related fees due to its customer based on gross sales. These fees are recorded as part of cost of sales in the Company’s statements of operations.

Prompt Pay Discounts

The Company offers discounts to its customer for prompt payments. The Company estimates these discounts based on customer terms and historical experience, and expects that its customer will always take advantage of this discount. Therefore, the Company accrues 100% of the prompt pay discount that is based on the gross amount of each invoice, at the time of sale.

Product Returns

Consistent with industry practice, the Company offers its customer a limited right to return product purchased directly from the Company, which is principally based upon the product's expiration date. Product returned is generally not resalable given the nature of the Company's products and method of administration. The Company develops estimates for product returns based upon historical experience, inventory levels in the distribution channel, shelf life of the product, and other relevant factors. The Company monitors product supply levels in the distribution channel, as well as sales by its customer to patients using product-specific data provided by its customer. If necessary, the Company's estimates of product returns may be adjusted in the future based on actual returns experience, known or expected changes in the marketplace, or other factors.

Manchester Pharmaceuticals, LLC

Notes to Financial Statements

Net Product Sales

The following table sets forth net sales for the years ended December 31, 2013 and 2012, respectively:

Year ended December 31,	2013	2012
Total sales, gross	$4,663,580	$3,928,480
Less:
Medicaid rebates	(150,690)	(151,453)
Sales discounts	(119,068)	-
Total sales, net	$4,393,822	$3,777,027

Advertising Costs

The Company expenses all advertising costs during the year in which they are incurred. Total net advertising expenses incurred for the years ended December 31, 2013 and 2012 were $55,226 and $60,000, respectively.

3. Significant Customers and Concentration of Credit Risk

Financial instruments that subject the Company to a significant concentration of credit risk principally consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally-insured limits. The Company has never experienced any losses related to these balances. Beginning January 1, 2013, all noninterest-bearing cash balances were insured up to $250,000 per depositor at each financial institution. The Company extends credit to its specialty distributor, which accounts for 100% of its gross product sales and accounts receivable.

4. Inventory

The Company states inventories at the lower of cost or market. Inventories, net of allowances, at December 31, 2013 and 2012 consist of the following:

December 31,	2013	2012
Raw materials	$39,200	$4,500
Finished goods	162,830	27,430
Total inventory	$202,030	$31,930

Manchester Pharmaceuticals, LLC

Notes to Financial Statements

5. Commitments and Contingencies

Purchase and Sale Commitments and Contingencies

In October 2009, the Company entered into a services agreement (the “Chenodyl Services Agreement”) with the specialty distributor for a term of five years ending October 2014. Under the terms of the Chenodyl Services Agreement, the specialty distributor is the exclusive distributor of Chenodyl. The Company paid the specialty distributor $10,000 per month to administer the program. The specialty distributor was responsible for marketing and development of Chenodyl, develop patient assistance programs, develop training programs and coordination of all administrative activities in connection with the product. The Chenodyl Services Agreement stipulated the purchase price for a bottle of one hundred tablets from the Company for the term of the agreement. The Chenodyl Services Agreement was amended in January 2013 to include sales discounts for prompt payment and the $10,000 fee was revised to total 1% of wholesale acquisition cost (“WAC”) revenues from the product.

In November 2009, the Company entered into a license and manufacturing agreement (the “Chenodyl Manufacturing Agreement”) for a term of five years beginning on the product launch date with a contract manufacturer (the “contract manufacturer”) to manufacture Chenodyl. In addition to production cost the Company is required to pay the contract manufacturer $15,000 per quarter when sales exceed $100,000 for manufacturing availability.

In January 2013, the Company entered into a services agreement (the “Vecamyl Services Agreement”) with the specialty distributor for a term of five years beginning on the launch date of the product. Under the terms of the Vecamyl Services Agreement, the specialty distributor is the exclusive distributor of Vecamyl. The Company receives discounts for prompt payment and pay fees totaling 1% of WAC revenues from the product.

In April 2013, the Company entered into a license and manufacturing agreement (the “Vecamyl Manufacturing Agreement) for a term of five years beginning on the product launch date with the contract manufacturer to manufacture Vecamyl. In addition to production cost, the Company is required to pay the contract manufacturer $15,000 per quarter when sales exceed $100,000 for manufacturing availability as well as a one-time fee of $100,000 to cover costs related to the research and development of the product.

Contingencies

The Company operates in a highly regulated industry and is subject to the regulatory authority of the U.S. Food and Drug Administration (the “FDA”). In the normal course of business, the Company may be party to litigation from time to time. The Company is not involved in any litigation as of December 31, 2013 or 2012.

6. Income Taxes

The Company is subject to taxation in various jurisdictions. The Company continues to remain subject to examination by U.S. federal authorities for the years 2010 through 2013 and for various state authorities for the years 2010 through 2013. In accordance with the accounting under ASC 740-10, the Company has recorded a liability for unrecognized tax benefits related to certain tax positions taken on its various income tax returns. If recognized, the entire amount of these unrecognized tax benefits would impact the effective tax rate that is reported in future periods. Interest and penalties related to income tax liabilities are included as a component of general and administrative expense in the accompanying statements of operations.

Manchester Pharmaceuticals, LLC

Notes to Financial Statements

The Company had approximately $1,522,063 and $1,480,866 of total unrecognized tax liabilities, including accrued interest and penalties of $413,675 and $372,478, as of December 31, 2013 and 2012, respectively, which are included in other liabilities in the accompanying balance sheets.

The amount of interest and penalties charged to income tax expense as a result of the unrecognized tax benefits was $41,197 for both years ended December 31, 2013 and 2012.

7. Members’ Deficit

Capital Arrangements

In accordance with the Limited Liability Company Agreement (the “Agreement) the Company is authorized to issue 1,000,000 units. Control of the Company and management of its business affairs resides with the Board of Managers, which totaled three members at December 31, 2013 and 2012.

Capitalization – Upon formation of the Company each member made an initial contribution that is reflective of their respective ownership interests.

Distributions – All distributions are allocated in accordance with the ownership percentages. Available cash flow in excess of operating requirements is distributable to the members according to their respective ownership interests.

Voting Rights – Each member shall vote in proportion to the member’s percentage interest.

Liquidation Rights – After payment of all liquidation expenses, funding of reserves for contingent liabilities and obligations of the Company the remaining amounts will be distributed to the members according to their respective ownership interests.

8. Subsequent Events

In accordance with ASC 855 “Subsequent Events”, the Company has evaluated subsequent events through June 9, 2014, the date the financial statements were available for issuance.

On March 26, 2014, 100% of the outstanding interest of the Company was acquired by Retrophin, Inc., a fully integrated biopharmaceutical company focused on the development, acquisition and commercialization of therapies for the treatment of serious, catastrophic or rare diseases. In consideration for such acquisition, the Company received aggregate consideration of $62.2 million, plus an additional contingent payment based on future performance of the Company as outlined in the arrangement.